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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 5, 2003

                                 EDO CORPORATION
             (Exact name of Registrant as specified in its charter)

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
           NEW YORK                             3812                     11-0707740
  (State or Other Jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)     Identification No.)
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                         60 East 42nd Street, Suite 5010
                               New York, NY 10165
                                  212.716.2000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
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                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      EDO Corporation, a New York corporation (the "Company"), is filing this Current Report on Form 8-K to report the acquisition by its wholly-owned subsidiary of all of the stock of Advanced Engineering & Research Associates, Inc. ("AERA"), a Virginia corporation.

      On February 5, 2003, EDO Professional Services Inc. ("EDO Services"), a Delaware corporation and a wholly-owned subsidiary of the Company, acquired 100% of the outstanding capital stock of AERA for $38 million in cash pursuant to the Stock Purchase Agreement ("Purchase Agreement") dated as of February 5, 2003 by and among EDO Services and Edward B. Daffan, Charles B. Franks and Bernard C. Doyle (collectively, "Sellers"). The purchase price is subject to adjustment based on AERA's net worth as of the closing date. The Purchase Agreement has been filed as Exhibit 2.1 to this report and is incorporated by reference herein.

      The acquisition was financed with cash on hand of the Company.

      The Company announced the acquisition in a press release dated February 6, 2003, which is being filed as Exhibit 99.1 to this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        *(A)      FINANCIAL STATEMENTS OF THE SELLER.

        *(B)      PRO FORMA FINANCIAL INFORMATION.

                  (C)   EXHIBITS.

                        See Exhibit Index

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*     These items, if applicable, will be filed by a supplementary filing within the time period specified by the rules promulgated under the Securities Exchange Act of 1934, as amended.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February   , 2003                EDO CORPORATION


                                        By:
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                                            Name:    Lisa M. Palumbo
                                            Title:   Vice President and General
                                                     Counsel
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                                  Exhibit Index

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Exhibit No.                       Description
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
     2.1         Stock Purchase Agreement dated as of February 5, 2003.

     99.1        Press Release, dated February 6, 2003.
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